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                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference of our report dated October 18, 1996 with respect to the financial statements of Lehigh Valley Associates included in Pennsylvania Real Estate Investment Trust's Annual Report on Form 10-K for the fiscal year ended August 31, 1997 (as amended by Form 10-K/A-1 filed on December 15, 1997) in this Registration Statement Form S-3 and related Prospectus of Pennsylvania Real Estate Investment Trust for the registration of 506,089 shares of its beneficial interest.

                                                       /s/ Ernst & Young LLP


Philadelphia, PA
March 19, 1999

                                     II-13